UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      July 23, 2002
                                                  -----------------


                      DATASTREAM SYSTEMS, INC.

       (Exact name of Registrant as specified in Its Charter)


 DELAWARE                 0-25590                         57-0813674
---------                 -------                         ----------
(State of               (Commission                     (IRS Employer
Incorporation)          File Number)                     Identification No.)



50 DATASTREAM PLAZA, GREENVILLE, SC                            29605
--------------------------------------------------------------------
(Address of principle executive offices)                   (Zip Code)


(Telephone number of registrant)               (864) 422-5001
                                   --------------------------


                                 NOT APPLICABLE
  (Former Name, Former Address and Former Fiscal Year, if changed since last report)

                DATASTREAM ANNOUNCES STOCK REPURCHASE PLAN


ITEM 5.  OTHER EVENTS

      On July 23, 2002, the Company announced that its Board of Directors has authorized a plan to repurchase up to 500,000 shares of the Company's Common stock, par value $.01 per share, over a period of time ending no later than July 23, 2003. Subject to availability, the repurchases may be made from time to time in the open market or otherwise at prices that the Company deems appropriate. The repurchased shares will have the status of treasury shares and may be used, when needed, for general corporate purposes, including the grant of stock options.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements.

           Not applicable.

(b)   Pro Forma Financial Information.

           Not applicable.

(c)   Exhibits.

           Exhibit 99.1 Press Release, dated July 23, 2002.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 24, 2002                       By:  __/s/ Alex Estevez_____
                                              ------------------------
                                         C. Alex Estevez
                                         Chief Financial Officer
                                                                ---

                                 EXHIBIT INDEX

Exhibit
Number     Description

99.1  Press Release, dated July 23, 2002.

                                    EXHIBIT 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]

Investor Relations and Media Inquiries

Lisa Anderson
Datastream Systems, Inc.
1-864-422-5464
investor@datastream.net

Andy Murphy
SparkSource, Inc.
1-781-274-6061
amurphy@sparksource.com

                       DATASTREAM SYSTEMS, INC. ANNOUNCES 2002

                              STOCK REPURCHASE PROGRAM


GREENVILLE, S.C. -- July 23, 2002 -- Datastream Systems, Inc. (Nasdaq: DSTM) today announced that its board of directors has authorized the repurchase from time to time of up to 500,000 shares of its outstanding common stock over a period ending no later than July 23, 2003. The purchases may be made in the open market or in privately negotiated transactions, subject to availability, at prices deemed appropriate by management. The repurchased shares will have the status of treasury shares and may be used, when needed, for general corporate purposes, including the grant of stock options. Datastream had approximately
20.2 million shares of common stock outstanding as of June 30, 2002. Since March of 2001, Datastream has repurchased a total of 899,000 shares of its common stock at a weighted average price of $7.22 per share.

About Datastream Systems, Inc.
Datastream Systems, Inc. (NASDAQ: DSTM) provides enterprise asset management
(EAM) software, automated procurement and supporting services to organizations worldwide, including more than 60 percent of the Fortune 500. Customers rely on Datastream's products and services to drive down operating costs and improve productivity through better management of capital assets.

Datastream's flagship product, Datastream 7i, was the first product in its class to combine an Internet architecture with broad EAM functionality. Datastream 7i integrates with the company's iProcure industrial procurement network to provide customers with a complete EAM solution that maximizes return on investment in capital assets, while minimizing the total cost of application ownership. Datastream was founded in 1986 and has customers in more than 140 countries. For more information, please visit www.datastream.net.

                                    # # #

      Datastream, Datastream 7i and iProcure are marks of Datastream Systems, Inc. or its subsidiaries. All other products or Company names mentioned are used for identification purposes only and may be trademarks of their respective owners.



This press release contains forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to: increasing competition in the markets in which the Company competes; the stability of certain of the Company's strategic relationships, including those with suppliers of maintenance, repair and operations parts; the ability of the Company to: sell larger and more complex software solutions, successfully transition to the development of further Internet-based products, successfully implement an application service provider business model , enhance its current products and develop new products that address technological and market developments; and other risk factors listed from time to time in the Company's SEC reports, including, but not limited to the "Risk Factors" contained in the Company's Report on Form 10-K for the fiscal year ended December 31, 2001. The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company's expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

                                     ###